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                           RAVISENT TECHN0LOGIES INC.
                                  SUBSIDARIES

United State Corporations, wholly owned:

1.   RAVISENT IP, Inc. -- Nevada Corporation, EIN No.: 88-0433260

2.   RAVISENT Operating Company Inc. -- Delaware Corporations, EIN No.:
     23-3022334.

3.   Liuco, Inc. -- Delaware Corporation, EIN No.: 51-0391002

4. RAVISENT Technologies Internet Appliance Group, Inc. -- Delaware Corporation, EIN

     No.: 52-2206140

German Entities.

5. Erste Cinoco Vermogensverwaltungs GmbH -- wholly owned subsidiary of RAVISENT IP, Inc.

6. Viona Vervatungs GmbH -- wholly owned subsidiary of Erste Cinco Vermogensverwaltungs GmbH.

7. Viona Development Hard and Software Engineering GmbH & Co. KG -- a limited partnership owned by Erste Cinco Vermogensverwaltungs GmbH (5 above) and Viona Vervatungs GmbH (6 above)

Canadian Entities

8. RAVISENT Nova Scotia ULC is an unlimited liability Nova Scotia company wholly owned by RAVISENT Technologies Inc.

9. RAVISENT British Columbia Inc. is a corporation organized under the laws of British Columbia wholly owned by RAVISENT Nova Scotia ULC.